Exhibit 10.3

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

This Private Placement Subscription Agreement (“Agreement”) is made and entered into as of September 6, 2024, by and between SUN, a Wyoming corporation (“Company”), and Michael Ssebugwawo Muyingo  (“Subscriber”).

WHEREAS, Company desires to sell to Subscriber, and Subscriber desires to purchase from Company, 5,000,000 shares (“Shares”) of Company’s common stock at a price of $0.0001 per share.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties agree as follows:

1.	Purchase and Sale of Shares.

(a) Company agrees to issue to Subscriber, and Subscriber agrees to receive from Company, 5,000,000 shares at a par value of $0.01 per share. The shares are rendered to the employee for the services provided to the Company.

(b) The transfer of the Shares (the “Closing”) shall take place at a time and place designated by Company, but no later than 30 days after the date of this Agreement.

2.	Representations and Warranties of Subscriber. Subscriber represents and warrants to Company as follows:

(a) Access to Information. Subscriber has been provided with access to all material information concerning Company and the Shares. Subscriber has had the opportunity to ask questions of and receive answers from Company’s representatives concerning Company and the Shares.

(b) No Conflicts. The execution and delivery of this Agreement and the performance of Subscriber’s obligations hereunder do not violate any agreement or other instrument binding upon Subscriber.

(c) Sophistication. Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of the investment in the Shares.

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(d) Investment Intent. Subscriber is acquiring the Shares for Subscriber’s own account, for investment purposes only, and not with a view to, or for resale in connection with, any distribution thereof. Subscriber understands that the Shares have not been registered under the Securities Act or any state securities laws and may not be resold or otherwise transferred unless registered under such laws or pursuant to an exemption therefrom.

(e) Risk of Loss. Subscriber understands that an investment in the Shares involves a high degree of risk and that Subscriber could lose all or a substantial portion of Subscriber’s investment. Subscriber can bear the economic risk of such an investment.

(f) No Brokers. No broker, finder, or other intermediary has acted on behalf of Subscriber in connection with the transactions contemplated by this Agreement.

(g) Confidentiality. Subscriber agrees to hold in confidence all confidential information relating to Company that Subscriber may acquire in connection with this Agreement.

3.	Indemnification. Subscriber agrees to indemnify and hold harmless Company and its affiliates, directors, officers, employees, and agents from and against any and all losses, claims, damages, liabilities, costs and expenses(including reasonable attorneys’ fees) arising out of or relating to any breach of any representation or warranty made by Subscriber in this Agreement.

4.	Termination.

(a) Company may terminate this Agreement at any time prior to the Closing by providing written notice to Subscriber. In the event of such termination, Company shall return to Subscriber any funds previously paid by Subscriber in connection with this Agreement.

(b) This Agreement shall terminate automatically if the Closing does not occur within 30 days after the date of this Agreement.

5.	Miscellaneous.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b) This Agreement may not be amended except by a writing signed by both parties.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming.

(d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) If any provision of this Agreement is held to be invalid or unenforceable, such provision shall be struck and the remaining provisions shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/ Michael Muyingo

Michael Ssebugwawo Muyingo

Subscriber

/s/ Michael Ssebugwawo Muyingo, CEO

SUN - 10 Lily Pond Lane, East Hampton, New York 11937

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